Exhibit 24.1

DIRECTOR’S POWER OF ATTORNEY

FOR FORM S-8

Each undersigned director of Danaher Corporation, a Delaware corporation, hereby constitutes and designates each of Jonathan P. Graham and James F. O’Reilly, with the power of substitution, the true and lawful attorney-in-fact of the undersigned to sign for him or her in his or her name, place and stead, in any and all capacities, any registration statement on Form S-8 of Danaher Corporation relating to (1) the Amended and Restated Danaher Corporation 1998 Stock Option Plan, as amended (the “1998 Option Plan”), and/or (2) the Danaher Corporation 2007 Stock Incentive Plan, and any and all amendments (including post-effective amendments) and/or supplements to such Form S-8 and generally to take all actions in his or her name and behalf in his capacity as a director to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission with respect to such filings, hereby ratifying and confirming his or her signature as it may be signed by said attorneys-in-fact to such Form S-8 and any and all amendments (including post-effective amendments) and/or supplements thereto.

Dated this 10th day of July 2007.

/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.

/s/ Mortimer M. Caplin
Mortimer M. Caplin

/s/ Donald J. Ehrlich
Donald J. Ehrlich

/s/ Mitchell P. Rales
Mitchell P. Rales

Steven M. Rales

/s/ Linda P. Hefner
Linda P. Hefner

Walter G. Lohr, Jr.

/s/ Alan G. Spoon
Alan G. Spoon

/s/ A. Emmet Stephenson, Jr.
A. Emmet Stephenson, Jr.

/s/ John T. Schwieters
John T. Schwieters